Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS  60606

Telephone (312) 984-3100

August 28, 2019

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

Re:                        Registration Statement on Form S-3 of Midland States Bancorp, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Midland States Bancorp, Inc., an Illinois corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to (a) the registration and proposed sale from time to time pursuant to Rule 415 under the Act of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), shares of non-voting common stock, $0.01 par value per share, of the Company (the “Non-Voting Common Stock”), shares of preferred stock, $2.00 par value per share, of the Company (the “Preferred Stock”), the Company’s debt securities, whether senior or subordinated (the “Debt Securities”), warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), and units comprised of two or more of the Common Stock, the Preferred Stock, Debt Securities or Warrants in any combination (the “Units,” and together with the Common Stock, the Non-Voting Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units, the “Company Securities”), and (b) the registration and proposed resale by the selling Securityholders identified therein (the “Selling Securityholders”) from time to time pursuant to Rule 415 under the Act of up to 1,191,020 shares of Common Stock (the “Selling Securityholder Shares” and, together with the Company Securities, the “Registered Securities”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined such certificates, instruments and documents as we deemed necessary for purposes of the opinions hereafter expressed.  In such examination, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement:  (A) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of any Preferred Stock, Debt Securities, Warrants or Units being offered (and in the case of the Units, any such Company Securities that are components thereof),

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Midland States Bancorp, Inc.

August 28, 2019

(ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Company Securities and related matters, and (iii) duly reserved for issuance any Company Securities consisting of Common Stock, Non-Voting Common Stock or Preferred Stock, and any Common Stock, Non-Voting Common Stock or Preferred Stock for or into which any other Company Securities are exercisable, exchangeable or convertible, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Registered Securities are offered, sold or issued by the Company; (B) the definitive terms of each class and series, if applicable, of the Company Securities, and the terms of the issuance and sale of the Company Securities (i) shall have been duly established in accordance with all applicable law and the Company’s Articles of Incorporation and By-Laws, any indenture, warrant agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Company Securities (collectively, the “Documents”), and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (C) any Document relating to the terms of the Company Securities (but excluding any Document relating to the terms of the Debt Securities) shall be governed by and construed in accordance with the internal laws of the State of Illinois; (D) any Document relating to the terms of the Debt Securities shall be governed by and construed in accordance with the internal laws of the State of New York; (E) upon issuance of any shares of Common Stock, Non-Voting Common Stock or Preferred Stock, including as a component of Units or upon exercise, conversion or exchange of other Company Securities, (i) the total number of shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock, Non-Voting Common Stock or Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation, and (ii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock, Non-Voting Common Stock or Preferred Stock; (F) the Company Securities (including any Company Securities issuable upon exercise, conversion or exchange of other Company Securities and, in the case of the Units, the Company Securities that are components thereof), and any certificates representing the relevant Company Securities (including any Company Securities issuable upon exercise, conversion or exchange of other Company Securities and, in the case of the Units, the Company Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (G) each applicable Document and any other relevant agreement relating to the offer and sale of the Registered Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (H) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Midland States Bancorp, Inc.

August 28, 2019

under the Act, and such effectiveness shall not have been terminated or rescinded; (I) a prospectus supplement, if required, shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Registered Securities offered thereby; (J) the Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and any applicable prospectus supplement; and (K) in the case of an agreement or instrument pursuant to which any Company Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)                              the Common Stock and Non-Voting Common Stock to be issued and sold by the Company, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(2)                              the Selling Securityholder Shares are validly issued, fully paid and nonassessable;

(3)                              the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(4)                              the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Midland States Bancorp, Inc.

August 28, 2019

(5)                              the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(6)                              the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of any applicable, valid and binding unit agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company, and any Common Stock or Preferred Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Debt Securities or Warrants that are components of such Units will be binding obligations of the Company.

Our opinions set forth in the paragraphs above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the Illinois Business Corporation Act of 1983, and, with respect to the opinion set forth in paragraph (4) above, the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

Midland States Bancorp, Inc.

August 28, 2019

whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP